EX-99
                             TEXT OF PRESS RELEASE

FreeStar Technology Corporation Completes
Acquisition of Approximately 87% of TransAxis, Inc.

Thursday October 16, 6:30 am ET

NEW YORK--(BUSINESS WIRE)--Oct. 16, 2003--FreeStar Technology Corporation (OTCBB:FSRC - News), and TransAxis, Inc. (Pink Sheets:TNXS - News; formerly Digital Courier Technologies, Inc.), jointly announced the closing yesterday of the previously-announced acquisition by FreeStar of approximately 87% of the outstanding common stock of TransAxis. FreeStar issued an aggregate of 25,312,053 shares of its common stock (representing approximately 9.4% of its outstanding shares) to TransAxis stockholders as consideration in the acquisition. FreeStar will file a registration statement with the Securities and Exchange Commission covering the shares of common stock that it issued to the TransAxis stockholders.

Paul Egan, President and Chief Executive Officer of FreeStar, stated that "TransAxis' Internet Payment Gateway is complementary to our existing Rahaxi BASE24 system, enabling FreeStar to expand its target market and customer base and now offer a full end-to-end product suite, for both the traditional retail store and the Internet merchant. The functional combination of FreeStar's and TransAxis' technology operations will afford each company the opportunity to more fully position itself for growth and appropriate capital deployment to its products and target markets. FreeStar will have a significant shareholding in TransAxis and will participate in the long-term growth in the value of that business."

Paul Egan will be the new President and Chief Executive Officer of TransAxis.

About FreeStar Technology Corporation

FreeStar Technology is an international payment processing and technology company operating a robust Northern European BASE24 credit card processing platform based in Helsinki, Finland. FreeStar currently processes approximately 1,000,000 card payments per month for an established client base that comprises companies such as Finnair, Ikea and Stockman. FreeStar is focused on exploiting a first-to-market advantage for its Enhanced Transactional Secure Software
(ETSS), which is a software package that empowers consumers to consummate e-commerce transactions with a high level of security using credit, debit, ATM (with PIN) or smart cards. The company maintains its corporate headquarters in Santo Domingo, Dominican Republic, and has offices in Dublin, Ireland and Helsinki, Finland. For more information, please visit FreeStar Technology's websites at http://www.freestartech.com, http://www.rahaxi.com and http://www.epaylatina.com.

About TransAxis, Inc.

TransAxis is at the forefront of Internet payment technology. Specializing in risk management and fraud control, TransAxis provides highly scalable, reliable and fully-integrated payment software and systems for businesses, Internet merchants and financial institutions. Payment features of the TransAxis system include advanced authentication, validation, fraud screening, payment authorization, settlement and real-time reporting.

Forward Looking Statements

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the companies, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Technical and other complications that may arise could prevent the prompt implementation of any strategically significant plans outlined above.


Contact:
     FreeStar Technology Corporation
     Mr. Marc Tager, 707/937-5960
     E-mail: stars3@mcn.org


Source: FreeStar Technology Corporation